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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 4, 1998 included in Pharmacopeia, Inc.'s Registration Statement on Form S-4 (File No. 333-47475). It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP


June 18, 1998
San Diego, California